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Nicholas Applegate Institutional Funds
  "Period: April 1 - March 31, 2002"

                  Form N-SAR Attachment Item 770
                  RULE 10f-3 TRANSACTION SUMMARY

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June    Fund Security Symbol Price Shares  Executing Broker  Affiliated Broker

6/12/01 Value
                 Kraft Foods, Inc. KFT 31.00 31,700 First Boston Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00   100  AG Edwards   Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00   100  Tucker Cleary Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00   400  ABN Amro     Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    200 Utendahl Capital Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    100 Gruntal & Co. Dresdner Kleinwort Wasserstein
6/12/01 Large Cap Growth
                 Kraft Foods, Inc. KFT 31.00 48,600 First Boston Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    200 AG Edwards  Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    200 Tucker Cleary Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    600 ABN Amro Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    200 Utendahl Capital Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    200 Gruntal & Co. Dresdner Kleinwort Wasserstein
6/12/02 Global Blue Chip
                 Kraft Foods, Inc. KFT 31.00 9,700 First Boston Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00   200 ABN Amro Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00   100 Utendahl Capital Dresdner Kleinwort Wasserstein
6/12/01 Worldwide Growth Large Cap
                 Kraft Foods, Inc. KFT 31.00 23,500 First Boston Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    100 AG Edwards   Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    100 Tucker Cleary Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    300 BN Amro Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    100 Utendahl Capital Dresdner Kleinwort Wasserstein
                 Kraft Foods, Inc. KFT 31.00    100 Gruntal & Co. Dresdner Kleinwort Wasserstein

July Fund Security Symbol Price Shares Executing Broker Affiliated Broker

7/6/01 International Core Growth
                 Friends Provident FRMQ 2.25 460,700 Merrill Lynch Dresdner Kleinwort Wasserstein

       Worldwide Growth Fund
                 Friends Provident FRMQ 2.25 87,200 Merrill Lynch Dresdner Kleinwort Wasserstein

      International Small Cap Growth
                 Friends Provident FRMQ 2.25 363,400 Merrill Lynch Dresdner Kleinwort Wasserstein

7/18/01 Large Cap Growth
                 Accenture ACN         14.50  101,900 Goldman Sachs Deutsche Banc Alex Brown
                 Accenture ACN 14.50 300 Lehman Brothers Deutsche Banc Alex Brown
                                Aggregate Principal Amount of Purchase = "102,200"

 Worldwide Growth Fund
                Accenture               ACN 14.50 44,700 Goldman Sachs Deutsche Banc Alex Brown
                Accenture               ACN 14.50 100 Lehman Brothers Deutsche Banc Alex Brown
                                Aggregate Principal Amount of Purchase ="44,800"
7/24/01 Small Cap Growth
                MedCath                 MDTH    25.00 7,600 First Union Deutsche Banc Alex Brown


October
10/9/01 Mid Cap Growth
                Community Health        CYH 26.80 19,700 Goldman Sachs Credit Lyonnais

10/25/01 Value
                Raytheon                RTN 33.25 26,800 Morgan Stanley Credit Lyonnais

10/29/01 Mid Cap Growth
                Anthem                ATH     36.00 19,400 Goldman Sachs Dresdner Kleinwort Wasserstein
                Anthem                ATH     36.00    100 Utendahl Dresdner Kleinwort Wasserstein
                              Aggregate Principal Amount of Purchase =19,500
Global Healthcare
                Anthem               ATH     36.00 62,200 Goldman Sachs Dresdner Kleinwort Wasserstein
                Anthem                  ATH     36.00 200 Utendahl Dresdner Kleinwort Wasserstein
                                Aggregate Principal Amount of Purchase =62,400
Date Fund Security Symbol Price Shares Executing Broker Affiliated Broker
December

12/3/01 International Core Growth
                Snam Rete Gas           SNAQ     2.80 241,600 Salomon Smith Barney Deutsche Bank

        Worldwide Growth
                Snam Rete Gas           SNAQ     2.80	40,600 Salomon Smith Barney Deutsche Bank

12/10/01 Mid Cap Growth
                Aramark Worldwide       RMK   23.00 15,300 Goldman Sachs Credit Lyonnais


Date Fund Security Symbol Price Shares Executing Broker Affiliated Broker
February
2/26/02 Small Cap Growth
                INTEGRATED DEFENSE TECH IDE 22.00        4,400 CSFB CREDIT LYONNAIS
                INTEGRATED DEFENSE TECH IDE 22.00          100 MERRILL LYNCH CREDIT LYONNAIS
                                 Total = 4,500
Date Fund Security Symbol Price Shares Executing Broker Affiliated Broker
March
3/21/02 Value
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50 49,100 SALOMON SMITH BARNEY WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50 100 COWEN & CO WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50 500 LEHMAN BROTHERS WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50 100 CSFB WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50 200 BREAN MURRAY WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50 400 UBS WARBURG WILLIAMS CAPITAL GROUP
                                 Total =50,400
3/21/02 Large Cap Growth
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50 155,000 SALOMON SMITH BARNEY WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY 6TAP.A 18.50    200 COWEN & CO WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50      100 CL KING WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50    1,500 LEHMAN BROTHERS WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50      400 CSFB WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50      900 BREAN MURRAY WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50      100 WILLIAM BLAIR WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50      900 UBS WARBURG WILLIAMS CAPITAL GROUP
                                 Total = 159,100
3/21/02 Global Select
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50   21,700 SALOMON SMITH BARNEY WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50       200 LEHMAN BROTHERS WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50       100 CSFB WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50       100 BREAN MURRAY WILLIAMS CAPITAL GROUP
                TRAVELERS PROPERTY CASUALTY TAP.A 18.50       200 UBS WARBURG WILLIAMS CAPITAL GROUP
                                 Total =22,300

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